Exhibit 99.1

OptimizeRx Appoints Health IT Industry Veteran, Miriam Paramore, as President; Paramore to Drive Scale as OptimizeRx Offers Medication Savings at Point-of-Care

Rochester, MI (July 31, 2017) OptimizeRx Corp. (OTCQB: OPRX), a digital health platform and leader in the electronic distribution of co-pay discount coupons and clinical information through electronic healthcare records (EHR) and e-prescription (eRx), has appointed prominent health IT industry veteran, investor and strategist, Miriam Paramore, as president.

Paramore will lead the effort to scale the company as its EHR network continues to expand. Reaching more than 500,000 healthcare providers nationwide, the OptimizeRx network of leading EHRs delivers patient medication savings and clinical information to ambulatory and acute care providers. The platform promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Merck, Lilly, Novartis, AstraZeneca and others.

“Given our expanding customer base of top pharmaceutical companies, as well as major channel partners like DrFirst, Allscripts and Practice Fusion, Miriam’s experience with scaling health technology companies brings timely and highly complementary strengths to our OptimizeRx team,” said company CEO, William Febbo.

“Miriam will focus on enhancing our reach to healthcare providers, further developing the technology solutions we deliver, and assuring best-in-class operations for our clients and partners. Her deep technological understanding of the healthcare landscape, especially EHRs, will help us drive broader and more direct access to the point-of-care.”

Paramore brings more than 30 years of experience in healthcare and health IT, including recent strategy work with the private equity community, personal investments and executive roles in start-up and early-stage digital health companies.

During her tenure as EVP at Emdeon (now Change Healthcare), she was responsible for corporate strategy and product development, as the company grew to over $1.2 billion in revenue and completed the largest IPO in health IT history.

Paramore has served on several boards, including the Medicaid HMO CareSource and the HIMSS national board of directors, and she conceived and architected the U.S. Healthcare Efficiency Index™ that led to the passage of electronic provider payment provisions in the Affordable Care Act.

“I am as passionate as ever about the power of information to improve health,” said Paramore. “OptimizeRx already reaches over half of all healthcare providers who electronically prescribe, creating opportunities for more than 1 million patients monthly to better afford their medications. However, there still remains a largely untapped opportunity to reach more providers, help more patients, and improve our healthcare system by ‘connecting the dots’ via the OptimizeRx network. I’m thrilled to join the team, as we combine passion and purpose to drive company growth.”

Learn more about OptimizeRx by visiting www.optimizerx.com.

About OptimizeRx Corp
Based in Rochester, Michigan, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Merck, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

dbaker@optimizerx.com

Tel (248) 651-6568 x807

Investor Relations Contact:

Ron Both, CMA

oprx@cma.team

Tel (949) 432-7557